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                                                                    EXHIBIT 10.1


                           LOAN AND SECURITY AGREEMENT


         This Loan and Security Agreement (this "Agreement") dated December 21, 1999 is entered into by and among PATTERSON DRILLING COMPANY (the "Borrower"), a Delaware corporation having its principal place of business and chief executive office at 4510 Lamesa Highway, Snyder, Texas 79549, with a mailing address of P.O. Drawer 1416, Snyder, Texas 79550; TRANSAMERICA EQUIPMENT FINANCIAL SERVICES CORPORATION, a Delaware corporation (the "Lender"), having its principal office at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018; and the undersigned GUARANTORS.

         WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans to Borrower; and

         WHEREAS, Lender is willing to make such loans and advances on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS.

         All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words, "hereof," "herein," "hereunder," "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation." An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.4 or is cured in a manner satisfactory to Lender if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Affiliate" shall mean, with respect to a specified Person, a partnership, corporation or any other person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five percent (5%) or more of any class of voting securities of such Person or other equity interests in such Person; (b) any Person of which such Person beneficially owns or hold five percent (5%) or more of any class of voting securities or in which such Person beneficially owns or holds five percent (5%) or more of the equity interests; and (c) any director, officer or employee of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting security or by contact or otherwise.


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         1.2 "Applicable Law" shall mean the laws of the State of Illinois (or any other jurisdiction whose laws are mandatorily applicable notwithstanding the parties' choice of Illinois law) or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         1.3 "Business Day" shall mean any day other than a Saturday, Sunday or public holiday or the equivalent for banks in New York City.

         1.4 "Collateral" shall have the meaning set forth in Section 4 hereof.

         1.5 "EBITDA" shall mean, for any period, the Net Income of the Borrower and the Guarantors on a combined basis determined before deduction for Interest Charges and before deduction of income taxes, plus depreciation, depletion and amortization expenses of Borrower and each Guarantor all as determined in accordance with GAAP.

         1.6 "Eligible New Equipment" shall mean Equipment owned by Borrower acquired after the date hereof, which Equipment is in good order, repair, running and marketable condition, and acceptable to Lender in all respects. In general, Eligible New Equipment shall not include: (a) Equipment subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (b) Equipment which is not located in the continental United States of America; (c) Equipment which is not subject to the first priority, valid and perfected security interest of Lender; (d) worn-out obsolete, damaged or defective Equipment or Equipment not used or usable in the ordinary course of Borrower's business as presently conducted. Any Equipment which is not Eligible New Equipment shall nevertheless be part of the Collateral.

         1.7 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, binding judicial or administrative decision, injunction or agreements between Borrower and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other nature resource), or to human health or safety, (b) relating to the exposure to, or the use, storage recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         1.8 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment including all machinery, tools, rolling stock consisting of trucks and trailers, drilling rigs (together with engines, hoists, derricks, pumps, blowout preventers, pipe and any other equipment related thereto) and all other equipment, together with all improvements, warranties, contracts, parts, repairs, attachments, appurtenances, substitutions and replacements thereof and thereto.

         1.9 "Equipment Purchase Loans" shall mean the secured term loans hereafter made by Lender to Borrower as provided for in Section 2.2, such loans being from time to time referred to herein individually as an "Equipment Purchase Loan."


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         1.10 "Equipment Purchase Loans Limit" shall mean the lower of (i) the aggregate amount of one hundred percent (100%) of the Hard Costs of all Eligible New Equipment purchased by Borrower pursuant hereto, or (ii) Ten Million and No/00 Dollars ($10,000,000).

         1.11 "Equipment Purchase Notes" shall mean, collectively, the Equipment Purchase Notes, in the form attached hereto as Exhibit A, which may at any time hereafter be issued by Borrower to Lender pursuant to Section 2.2 hereof to evidence an Equipment Purchase Loan, such notes being from time to time referred to herein individually as an "Equipment Purchase Note."

         1.12 "Event of Default" shall mean any event specified in Section 8 of this Agreement.

         1.13 "Existing Equipment Loan" shall mean the secured term loan made by Lender to Borrower as provided in Section 2.1 hereof and evidenced by the Existing Equipment Note.

         1.14 "Existing Equipment Note" shall mean the promissory note, in the form attached hereto as Exhibit B, issued by Borrower to Lender pursuant to
Section 2.1 hereof to evidence the Existing Equipment Loan.

         1.15 "Fiscal Year" shall mean the Fiscal Year of Borrower and Guarantors running from January 1 to December 31.

         1.16 "Fixed Charges" shall mean the sum, without duplication, of (a) Interest paid or payable during such Fisca1 Year, plus (b) all payments of principal or other sums paid or payable during such Fiscal Year on Long Term Debt (which shall not include payments of principal on any revolving credit loans outstanding provided that the revolving loan arrangement is not in default), plus (c) all debt discount and expense amortized or required to amortized during such Fiscal Year, plus (d) all obligations of the Borrower or Guarantor in respect of any interest rate or currency swap, rate cap or similar transaction paid or required to be paid during such Fiscal Year, plus (e) the maximum amount of al1 rents and other payments exclusive of property taxes, property and liability insurance premiums, maintenance costs and residual payments required by the terminal rental adjustment clause set forth in leases of tractors and trailers paid or required to be paid by Borrower or any Guarantor during such Fiscal Year under any lease of personal property in respect of which Borrower or such Guarantor is obligated as a lessee or user, plus (f) all dividends and other distributions paid or payable or otherwise accumulating in cash during such period on any capital stock.

         1.17 "Fixed Charge Coverage" shall mean the sum of (i) Borrower's and Guarantors' EBITDA on a combined basis, plus (ii) the maximum amount of all rents and other payments (exclusive of property taxes, property and liability insurance premiums, maintenance costs, and residual payments required by the terminal rental adjustment clause set forth in leases of tractors and trailers) paid or required to personal property in respect of which the Borrower or Guarantor is obligated as a lessee or user, divided by the sum of (a) Fixed Charges; plus (b) unfinanced cost of Capital Expenditures paid or payable by Borrower and Guarantors on a combined basis.

         1.18 "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.

         1.19 "Hard Costs" shall mean, with respect to the purchase by Borrower of any item of Eligible New Equipment, the net cash amount actually paid to acquire title to such item, net of all incentives, discounts and rebates, and exclusive of freight, delivery charges, installation costs and charges, trade-in allowances, software costs, charges and fees, warranty costs, taxes, insurance and other incidental costs or expenses and all indirect costs or expenses of any kind.


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         1.20 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials, and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, radioactive materials, biological substances, and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified ahs hazardous or toxic under any Environmental Law.

         1.21 "LIBOR Rate" shall mean an interest rate per annum equal to the London Interbank Offered Rate published in the Money Rates section of The Wall Street Journal as the average of Interbank offered rates for U.S. dollar deposits for ninety (90) days in the London market based upon quotations from the majority of banks in the London interbank market effective as to contracts entered into two days prior to publication by The Wall Street Journal. In the event the LIBOR Rate as published in The Wall Street Journal ceases to exist or The Wall Street Journal ceases publishing the LIBOR Rate, the holder hereof will substitute a comparable index which is outside the control of the holder. In the event of an error by The Wall Street Journal, the LIBOR Rate will be based upon the LIBOR Rate as corrected.

         1.22 "Loan Documents" shall mean, collectively, this Loan and Security Agreement, all Notes contemplated hereunder and all other documents, agreements, certificates, instruments and opinions executed and delivered in connection herewith and therewith, as the same may be modified, extended, restated or supplemented from time to time.

         1.23 "Loan Parties" shall mean the Borrower and any Guarantor of all the Obligations.

         1.24 "Loan Term" shall mean the date seventy two (72) months after the date of this Agreement as indicated on the first page of this Agreement, unless earlier terminated in accordance with this Agreement or the other Loan Documents.

         1.25 "Material Adverse Change" shall mean, with respect to any Person, a material adverse change in the business, results of operations, assets, liabilities or condition (financial or otherwise) of such Person taken as a whole.

         1.26 "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the business, results of operations, assets, liabilities or condition (financial or otherwise) of such Person taken as a whole.

         1.27 "Maximum Credit" shall mean Sixty Million and No/00 Dollars ($60,000,000), including the amount defined as the Equipment Purchase Loans Limit.

         1.28 "Notes" shall mean the Existing Equipment Note together with the Equipment Purchase Notes sometimes referred to herein collectively as the "Note."

         1.29 "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrower under the Note and under this Agreement, whether on account of principal, interest, indemnities, fees (including, without limitation, attorneys' fees, remarketing fees, origination fees, collection fees and all other professionals' fees), costs, expenses, taxes or otherwise.


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         1.30 "Person" shall mean any individual, sole proprietorship, partnership, corporation, limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.31 "Restructure" shall have the meaning set forth in Section 7.1 hereof.

         1.32 "Tangible Net Worth" shall mean, (a) the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of deficit) the capital surplus and retained earnings of Borrower or Guarantor and the amount of any foreign currency translation adjustment account shown as a capital account of Borrower or Guarantor, less (b) the net book value of all items of the following character which are included in the assets of Borrower or Guarantor; (I) goodwill, including without limitation, the excess of cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) treasury stock, (vi) deferred taxes and deferred charges (vii) franchises, licenses and permits (excluding amounts prepaid for vehicle licenses and permits), and (viii) other Intangible Assets as determined in accordance with GAAP.

         1.33 "Total Liabilities" means all current and non-current liabilities including, without limitation, subordinated indebtedness, in accordance with GAAP.

         SECTION 2.  CREDIT FACILITIES

         2.1 Existing Equipment Loan. Lender is making an Existing Equipment Loan to Borrower in the original principal amount of Fifty Million and No/00 Dollars ($50,000,000.00). The Existing Equipment Loan is (a) evidenced by the Existing Equipment Note, dated the date hereof, in such original principal amount and duly executed and delivered by Borrower to Lender concurrently herewith; (b) to be repaid, together with interest and other amounts, in accordance with this Agreement, the promissory note, and the other Loan Documents; and (c) secured by all of the Collateral. The Existing Equipment Loan may be prepaid in full by Borrower at any time without premium or penalty, subject only to the early termination fee provided for in Section 10.4 hereof. The principal amount of the Existing Equipment Loan repaid may not be reborrowed under this Agreement.

         2.2 Equipment Purchase Loans.

                  (a) Subject to and upon the terms and conditions contained herein, Lender shall make Equipment Purchase Loans to Borrower, from time to time, at the request of Borrower of up to one hundred percent (100%) of the Hard Costs of Eligible New Equipment to be purchased by Borrower after the date hereof with the proceeds of such Equipment Purchase Loans. Each Equipment Purchase Loan shall be in a minimum amount equal to the lesser of (i) One Million Dollars ($1,000,000) (and in integral multiples of $100,000 greater than such amount), or (ii) the amount equal to the excess, if any, of (A) $10,000,000 over (B) the aggregate unpaid principal amount of all outstanding Equipment Purchase Loans. All of the proceeds of each Equipment Purchase Loan shall be used solely for the payment of the purchase price of the Eligible New Equipment specified in the notice required to be delivered to Lender pursuant to Section 2.2(d)(i) below.

                  (b) The outstanding aggregate principal amount of the Equipment Purchase Loans shall not exceed, at any time, the Equipment Purchase Loan Limit. If at any time the outstanding aggregate principal amount of all Equipment Purchase Loans shall exceed the Equipment Purchase Loan Limit, Borrower shall, upon demand by Lender, which may be made at any time and from time to time, repay to Lender the entire amount of such excess. The principal amounts of Equipment Purchase Loans repaid may not be reborrowed under this Agreement.


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                  (c) Each Equipment Purchase Loan shall be (i) evidenced by an
         Equipment Purchase Note executed and delivered by Borrower to Lender concurrently with each Equipment Purchase Loan, (ii) repaid, together with interest and other amounts payable thereunder, in accordance with the provision of the applicable Equipment Purchase Note, this Agreement and the other Loan Documents, and (iii) secured by all of the Collateral.

                  (d) In addition to the other conditions precedent set forth in this Agreement, the making of each Equipment Purchase Loan shall be subject to the satisfaction of each of the following additional conditions precedent, as determined by Lender:

                           (i) Lender shall have received from Borrower not less
                  than ten (10) Business Days prior written notice of the proposed Equipment Purchase Loan, which notice shall specify the following: (A) the proposed date and amount of the Equipment Purchase Loan, (B) a list and description of the Eligible New Equipment (by model, make, manufacturer, serial no. and/or such other identifying information as may be appropriate, as determined by Lender), (C) the Hard Costs and the total purchase price of the Eligible New Equipment to be purchased with the proceeds of such Equipment Purchase Loan (and the terms of payment of such purchase price), and (D) such other information and documents as Lender may form time to time require related thereto;

                           (ii) Lender shall have a valid and perfected first
                  security interest in and lien upon the Eligible New Equipment to be purchased with the proceeds of the Equipment Purchase Loan and the Eligible New Equipment shall be free and clear of all other liens, security interests, claims or other interests, and Borrower shall have delivered to Lender such evidence thereof, as Lender may from time to time require;

                           (iii) The amount of the Equipment Purchase Loan shall
                  not exceed one hundred percent (100%) of the Hard Costs of the Eligible New Equipment to be purchased by Borrower with the proceeds of such Equipment Purchase Loan;

                           (iv) As of the date of such Equipment Purchase Loan
                  and after giving effect thereto, the aggregate principal amount of all Equipment Purchase Loans outstanding at such time shall not exceed $10,000,000;

                           (v) Lender shall have received copies, or upon
                  Lender's request, the originals, of all agreements, documents and instruments relating to the sale of the Eligible New Equipment to the Borrower, including any purchase orders, invoices, bills of sale or similar documents;

                           (vi) Borrower shall duly authorize, execute and
                  deliver to Lender a single original Equipment Purchase Note, as completed to reflect the date and amount of each such loan and with the number of monthly installments of principal payable thereunder and the amount of each such monthly installment completed in accordance with Sections 2.2(e) and 2.2(f) below, as the case may be, which Note shall evidence a valid and legally enforceable indebtedness of Borrower unconditionally owing to Lender, without offset, defense or counterclaim of any kind, nature of description whatsoever; and


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                           (vii) No Event of Default, or act, condition or event
                  which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing.

                  (e) The principal amount of each Equipment Purchase Loan requested hereunder shall by payable (subject to earlier payment to the extent required hereunder or under each Equipment Purchase Note) in, consecutive monthly installments of principal, each in an amount calculated as set forth below, provided, however, no principal amount shall be due under the Existing Equipment Note or any Equipment Purchase Note during the first twelve months after the date of this Agreement. Interest and other amounts as provided herein and in the Equipment Purchase Note shall accrue commencing on the first day of the month after the date of the making of an Equipment Purchase Loan, with the last installment of all amounts due under such Note due and payable on the date of expiration of the Loan Term. The amount of each monthly installment of principal in respect of each such Equipment Purchase Loan (other than the last installment, which shall be due and payable on the date of expiration of the Loan Term in an amount equal to the entire unpaid balance of such Equipment Purchase Note) shall equal: (i) the principal amount of the proposed Equipment Purchase Loan divided by
         (ii) the number of months in the period commencing on the due date of the first principal payment pursuant to an Equipment Purchase Note and ending on date of expiration of the Loan Term.

         SECTION 3. INTEREST, FEES AND PAYMENTS

         3.1 Interest.

                  (a) Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the rate of 3.51% above the LIBOR Rate as determined from time to time. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

                  (b) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty five (365) day year and actual days elapsed. The interest rate on non-contingent Obligations shall increase or decrease by an amount equal to each increase or decrease in the LIBOR Rate effective on the first day of the month after any change in such LIBOR Rate is announced based on the LIBOR Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2 Closing Fee. Borrower shall pay to Lender as a closing fee the amount of $250,000, which shall be fully earned and payable by Borrower as of the date hereof.

         3.3 Payments. All Obligations shall be payable to Lender as to such account or place as Lender may designate in writing from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including, the monetary proceeds of collection or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines, provided, that, all such payments shall be applied to Obligations which are then due and payable before being applied to pay any Obligations which are not then due and payable (and unless and until an Event of Default occurs and is continuing, such payments shall not be applied to make prepayments of principal, except as requested by Borrower). Borrower shall make all payments to Lender on the Obligations free and clear of, and without


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deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restriction or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds has not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for, the amount of any payments or proceeds surrendered or returned. This Section shall remain effective notwithstanding any contrary action with may be taken by Lender in reliance upon such payment or proceeds. This Section shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         3.4 Use of Proceeds. Borrower shall use the proceeds of the Existing Equipment Loan provided by Lender to Borrower hereunder only for: (a) payments to the Persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof and (b) costs, expenses, and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents. Equipment Purchase Loans made to Borrower pursuant to the provisions hereof shall be used by Borrower to acquire Eligible New Equipment.

         SECTION 4. CREATION OF SECURITY INTEREST; COLLATERAL.

         4.1 To secure payment and performance of all Obligations, Borrower hereby assigns and grants to the Lender a continuing general, first priority lien on and security interest in, all the Borrower's right, title and interest in and to the Equipment, together with all present and future additions, parts, accessories, attachments, substitutions, repairs, improvements and replacements thereof or thereto, and any and all proceeds thereof, including, without limitation, proceeds of insurance (the "Collateral"). The Borrower's accounts receivable are expressly excluded from the Collateral hereunder except any account which is proceeds from the sale or other disposition of Equipment.

         SECTION 5. CONDITIONS PRECEDENT

         5.1 Conditions Precedent to Initial Advance. Each of the following is a condition precedent to Lender making the initial advance:

                  (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by any existing lenders or other creditors to Borrower of their respective financing arrangements with Borrower and the termination and release by it or them, as the case may be, of any interest in and to the Collateral, duly authorized, executed and delivered by it or each of them, including (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrower, as debtor; and (ii) appropriate certificate of title lien releases acceptable to Lender;

                  (b) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any obligor in respect thereof;

                  (c) All requisite corporate action and proceedings in connection with this Agreement and the other Loan Documents shall be satisfactory in form and substance to Lender, and Lender shall have


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

         received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

                  (d) No Material Adverse Change shall have occurred in the assets, business or financial condition of Borrower since the date of October 20, 1999 and no change or event shall have occurred which would impair the ability of Borrower or any obligor to perform its obligations hereunder or under any of the other Loan Documents to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

                  (e) Lender shall have completed a review of any records and such other information with respect to the Collateral and business of Borrower as Lender may require (including, without limitation, such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which each case shall be satisfactory to Lender;

                  (f) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgements and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Loan Documents;

                  (g) Borrower shall have current liabilities currently paid and a minimum of Ten Million and No/00 Dollars ($10,000,000) available in any combination of cash and availability under a line of credit other than the credit contemplated hereunder;

                  (h) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Loan Documents, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

                  (i) Lender shall have received, in form and substance satisfactory to Lender any subordination and intercreditor agreements, deemed necessary by Lender with other third parties providing for inter alia, the subordination of such parties' relative rights with respect to the Collateral prior to indefeasible payment and satisfaction in full of the Obligations;

                  (j) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel(s) to Borrower and Guarantors with respect to the Loan Documents and the security interests and liens of Lender with respect to the Collateral and such other matters as Lender may request; and

                  (k) The Loan Documents and all instruments and documents contemplated or required thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

         5.2 Conditions Precedent to All Advances. Each of the following is an additional condition precedent to Lender making advances to Borrower hereunder, including the initial advances future advances:

                  (a) All representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such advance and after giving effect thereto, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate as of the earlier date);

                  (b) No law, regulation, order, judgment or decree of any governmental authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or governmental authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the loans or advances, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Loan Documents; or (ii) has or could reasonably be expected to have a Material Adverse Effect on the assets, business or financial condition of Borrower or any Guarantor or would materially impair the ability of Borrower or any Guarantor to perform its obligations hereunder or under any of the other Loan Documents or of Lender to enforce any Obligations or realize upon any of the Collateral; and

                  (c) No Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such advance and after giving effect thereto.

                  SECTION 6. BORROWER'S AND GUARANTORS' REPRESENTATIONS AND WARRANTIES. The Borrower and Guarantors hereby jointly and severally represent and warrant to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of advances hereunder by Lender to Borrower:

         6.1 Good Standing; Qualified to do Business. Borrower is a corporation, is duly organized, validly existing and in good standing under the laws of its State of incorporation or formation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary and where the failure to so qualify would have a Material Adverse Effect on Borrower's or any Guarantor's financial condition, results of operation or business or the rights of Lender hereunder or under any of the other Loan Documents or the rights of Lender in or to any of the Collateral. Borrower and each Guarantor has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged.

         6.2 Due Execution. The execution, delivery and performance by the Borrower and each Guarantor of each of the Loan Documents to which it is a party are within the powers of the Borrower and each Guarantor, do not contravene the organizational documents, if any, of the Borrower or each Guarantor, and do not
(i) materially violate any law or regulation, or any order or decree of any court or governmental authority, (ii) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on the Borrower or Guarantor or any of their respective properties, or (iii) require the consent, authorization by or approval of or notice to or filing or registration with any governmental authority or other Person. This Agreement is, and each of the other Loan Documents to which the Borrower or Guarantor is or will be a party, when delivered hereunder or thereunder, will be, the legal, valid and binding obligation of the Borrower or Guarantor enforceable against the Borrower or Guarantor in accordance with its terms.

         6.3 Solvency; No Liens. The Borrower and each Guarantor is solvent, is paying its debts as they become due and has sufficient capital to conduct its business; the fair salable value of the Borrower's and each Guarantor's assets is in excess of the total amount of its liabilities (including contingent liabilities) as they become absolute and matured; the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; and the Borrower is, or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of any other Person. For purposes of this provision, the term "Collateral" includes those items of Equipment listed on the attached Exhibit D with certificates of title currently reflecting Patterson Energy, Inc. as owner. Borrower and Guarantors represent that Borrower is or should be the true owner of such equipment and Borrower and Guarantors will do everything necessary, or will provide reasonable assistance to Lender, in whatever manner necessary in order to obtain new certificates of title for the equipment listed on the attached Exhibit D showing the owner of such equipment as Borrower and the Lender as first lienholder.

         6.4 No Judgments, Litigation. No judgments are outstanding against the Borrower or any Guarantor nor is there now pending or, to the best of the Borrower's or Guarantor's knowledge after diligent inquiry, threatened any litigation, contested claim, or governmental proceeding by or against the Borrower or any Guarantor except judgments and pending or threatened litigation, contested claims and governmental proceedings which would not, in the aggregate, have a Material Adverse Effect on the Borrower or any Guarantor on a combined basis.

         6.5 No Defaults. Neither the Borrower nor any Guarantor is in default under any material contract, lease, or commitment to which it is a party or by which it is bound. Neither the Borrower nor any Guarantor knows of any dispute regarding any contract, lease, or commitment which could have a Material Adverse Effect on the Borrower or any Guarantor on a combined basis.

         6.6 Collateral Locations. On the date hereof, the Collateral is located at the locations specified in Schedule A hereto.

         6.7 No Events of Default. No Event of Default has occurred and is continuing nor has any event occurred which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

         6.8 No Limitation on Lender's Rights. Except as permitted herein, none of the Collateral is subject to contractual obligations that may restrict or inhibit the Lender's rights or abilities to sell or dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

         6.9 Perfection and Priority of Security Interest. This Agreement creates a valid and, upon completion of all required filings of financing statements or other applicable lien notices, perfected and, first priority and exclusive security interest in the Collateral, securing the payment of all the Obligations.

         6.10 Model and Serial Numbers. Schedule A hereto sets forth the model number and serial number of each item of Equipment listed on Schedule A on the date of this Agreement. Schedule A is true and correct in all material respects.

         6.11 Environmental Compliance.

                  (a) Neither Borrower nor any Guarantor, or any subsidiary, has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner in material violation of any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder the operations of Borrower and each Guarantor complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

                  (b) There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental agency or any other Person nor is any pending or to the best of Borrower's and each Guarantor's knowledge threatened, with respect to (i) any non-compliance with or violation of the requirements of any Environmental Law by Borrower or any Guarantor (or any subsidiary),
         (ii) the release, spill or discharge threatened or actual, of any Hazardous Material or (iii) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which, as to each of clauses (i), (ii) or (iii) to the best of Borrower's or any Guarantor's knowledge, materially affects Borrower or any Guarantor or their respective businesses, operation, or assets or any properties at which Borrower or any Guarantor has developed, transported, stored or disposed of any Hazardous Materials.

                  (c) Neither Borrower nor any Guarantor has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  (d) Borrower and each Guarantor has all material licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operation of Borrower and each Guarantor under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

         SECTION 7. COVENANTS OF THE BORROWER.

         7.1 Existence. Subject to the potential restructuring described in the November 24, 1999 memorandum drafted by PricewaterhouseCoopers LLP, a copy of which is attached hereto as Exhibit C (the "Restructure"), the Borrower and each Guarantor will maintain its existence, its current yearly accounting cycle, and shall maintain in full force and effect all licenses, bonds, franchises, leases, trademarks, patents, contracts and other rights necessary or desirable to the profitable conduct of its business, shall continue in, and limit its operations to, the same general lines of business as those presently conducted by it and shall comply with all applicable laws and regulations of any federal, state or local governmental authority, except for such laws and regulations the violations of which would not, in the aggregate, have a Material Adverse Effect on the Borrower or Guarantor. Patterson Drilling Programs, Inc. ("Drilling Programs") and Patterson Onshore Drilling Company ("Onshore Drilling"), both Texas corporations are Affiliates of the Borrower and Guarantors. Neither Drilling Programs or Onshore Drilling has any material assets. Both entities will be merged into either the Borrower or another Affiliate of the Borrower pursuant to the Restructure. If either Drilling Programs or Onshore Drilling are not merged and/or dissolved or otherwise maintain legal existence, neither Borrower nor any Guarantor will transfer any assets to Drilling Programs or Onshore Drilling without prior written notice to Lender.

         7.2 Notice to the Lender. As soon as possible, and in any event within five (5) Business Days after the Borrower learns of the following, the Borrower will give written notice to the Lender of (i) any proceeding instituted or threatened to be instituted by or against the Borrower or any Guarantor in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (ii) the occurrence of any Material Adverse Change with respect to the Borrower or any Guarantor on a combined basis and (iii) the occurrence of any Event of Default or event or condition which, with notice or lapse of time or both, would constitute an Event of Default, together with a statement of the action which the Borrower has taken or proposes to take with respect thereto.

         7.3 Maintenance of Records and Lender's Right to Inspect. The Borrower will maintain books and records pertaining to the Collateral in such detail, form and scope as the Lender shall require in its commercially reasonable judgment. The Borrower agrees that the Lender or its agents may enter upon the Borrower's premises or any location where the Collateral may be found at any time and from time to time during normal business hours, and at any time on and after the occurrence of an Event of Default, for the purpose of inspecting the Collateral and any and all records pertaining thereto.

         7.4 Insurance.

         a) The Borrower will maintain insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times reasonably satisfactory to the Lender. All such policies shall be made payable to the Lender, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Lender may reasonably require to protect the Lender's interests in the Collateral and to any payments to be made under such policies. True copies of all original insurance policies are to be delivered to the Lender, premium prepaid, with the loss payable endorsement in the Lender's favor, and shall provide for not less than thirty (30) days prior written notice to the Lender, of any alteration or cancellation of coverage. If the Borrower fails to maintain such insurance, the Lender may arrange for (at the Borrower's expense and without any responsibility on the Lender's part for) obtaining the insurance. Unless the Lender shall otherwise agree with the Borrower in writing, the Lender shall have the sole right, in the name of the Lender or the Borrower and Borrower hereby appoints Lender as Borrower's attorney-in-fact to file claims under any insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

         b) Notwithstanding anything in this section 7.4(a) to the contrary, Borrower may self-insure with respect to fire, theft, comprehensive or collision risks on the Equipment consisting of trucks and trailers provided that none of the following (a "Violation") shall occur: (1) any Event of Default (as such term is defined in the Agreement) shall have occurred under this Agreement or any other agreement or instrument executed between Lender and Borrower, or (2) Borrower shall fail to obtain and maintain (during the term and any renewal term of the Agreement) public liability insurance in form and amount and with companies satisfactory to Lender. The occurrence of any Violation shall render immediately null and void the provisions of this section 7.4(b) and Borrower agrees that it will, immediately thereupon, provide insurance in accordance with the terms and conditions of section 7.4(a) above. Borrower agrees that at such time, if ever, that the total loss or damage to Borrower's trucks and trailers (collectively "Vehicles") exceeds $250,000 (the "Threshold Amount") it will within 10 Business Days of the occurrence of that event so notify the Lender in writing. The value of the Vehicles included in the Threshold Amount shall be computed based on the value of such Vehicles prior to the loss or damage of such Vehicles. Borrower further agrees to notify Lender of any loss or damage to any of its Vehicles following reaching the Threshold Amount in each instance where the damage or loss exceeds $10,000 per vehicle. Such notice shall be give 10 Business Days after Borrower either knew of should have known, through the exercise of reasonable care and diligence, of such loss or damage. If any such Vehicle is lost, stolen, or is, in the opinion of Lender, damaged beyond repair, then Borrower shall either (1) promptly pay to Lender the full amount that would be payable under a policy of insurance (covering such Vehicle for its full insurance value), or (2) replace such lost or damaged Vehicle with like equipment of equal or greater value. If, after incurring damage, a Vehicle is, in the opinion of Lender, still repairable, Borrower shall repair, at its own expense and to the satisfaction of Lender, all damage to such Vehicle within 60 days from the date the damage is incurred.

         7.5 Taxes. The Borrower will pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed against the Borrower or the Collateral other than taxes that are being diligently contested in good faith by the Borrower by appropriate proceedings promptly instituted and for which an adequate reserve is being maintained by the Borrower in accordance with GAAP. If any taxes remain unpaid after the date fixed for the payment thereof, or if any lien shall be claimed therefor, then, without notice to the

Borrower, but on the Borrower's behalf, the Lender may pay such taxes, and the amount thereof shall be included in the Obligations.

         7.6 Borrower to Defend Collateral Against Claims; Fees on Collateral. The Borrower will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. The Borrower will not permit any notice creating or otherwise relating to liens on the Collateral or any portion thereof to exist or be on file in any public office. The Borrower shall promptly pay, when due, all transportation, storage and warehousing charges and license fees, registration fees, assessments, charges, permit fees and taxes (municipal, state and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, possession, sale or use of the Collateral, excluding however, all taxes on or measured by the Lender's income.

         7.7 No Change of Location, Structure or Identity. The Borrower will not
(i) change the location of its chief executive office; or (ii) move or permit the movement of any Collateral from the States specified in Schedule A hereto, except that the Borrower may change its chief executive office and keep Collateral at other locations within the United States provided that the Borrower has delivered to the Lender (A) prior written notice thereof and (B) duly executed financing statements and other agreements and instruments (all in form and substance reasonably satisfactory to the Lender) necessary or, in the opinion of the Lender, desirable to perfect and maintain in favor of the Lender a first priority security interest in the Collateral. Notwithstanding anything to the contrary in the immediately preceding sentence, the Borrower may keep any Collateral consisting of motor vehicles or rolling stock at any location in the United States provided that the Lender's security interest in any such Collateral is conspicuously marked on the certificate of title thereof.

         7.8 Use and Maintenance of Collateral; Licenses. The Collateral shall be operated by competent, qualified personnel in connection with the Borrower's business purposes, in a careful and proper manner, for the purpose for which the Collateral was designed and in accordance with applicable operating instructions, laws and government regulations, and shall not permanently discontinue use of the Equipment. The Borrower shall use every reasonable precaution to prevent loss or damage to the Collateral from fire and other hazards. Borrower shall operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto in accordance and consistent with all maintenance and operating manuals or service agreements, as applicable, and in conformance with industry standards and manufacturer's recommendations, or in any event within reasonable standards for comparable equipment, so as to cause each item of Equipment to remain in good mechanical condition and running order, and in at least the same condition as on the date of this Agreement, reasonable wear and tear excepted. The Collateral shall not be used or operated for personal, family or household purposes. The Borrower shall procure and maintain in effect all orders, licenses, certificates, permits, approvals and consents required by federal, state or local laws or by any governmental body, agency or authority in connection with the delivery, installation, use and operation of the Collateral. Borrower will replace any parts of the Equipment which become worn out, lost destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, by new or reconditioned parts which are free and clear of all liens, encumbrances or rights of others and have a value, utility and remaining useful life at lease equal to the parts replaced. Borrower shall not make any material alterations to the Equipment without the prior written consent of Lender.

         7.9 Further Assurances. The Borrower will, promptly upon request by the Lender, execute and deliver or use its best efforts to obtain any document required by the Lender (including mortgagee waivers, landlord disclaimers, or subordination agreements with respect to the Obligations and the Collateral), give any notices, execute and file any financing statements, mortgages or other documents (all in form and substance satisfactory to the Lender), mark any chattel paper, deliver any chattel paper or instruments to the Lender, and take any other actions that are necessary or, in the opinion of the Lender, desirable to perfect or continue the perfection and the first priority of the Lender's security interest in the Collateral, to protect the Collateral against the rights, claims, or interests of any Persons, or to effect the purposes of this Agreement. The Borrower hereby authorizes the

Lender to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrower where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. To the extent required under this Agreement, the Borrower will pay all costs incurred in connection with any of the foregoing.

         7.10 No Disposition of Collateral. The Borrower will not in any way hypothecate or create or permit to exist any lien, security interest, charge or encumbrance on or other interest in any of the Collateral, except for the lien and security interest granted hereby, and the Borrower will not sell, transfer, assign, pledge, collaterally assign, exchange or otherwise dispose of any of the Collateral. Notwithstanding the foregoing, during each twelve month period following the effective date of this Agreement, Borrower may sell, transfer, exchange or otherwise dispose of items of Collateral (excluding drilling rigs) with a cumulative value not exceeding Five Hundred Thousand Dollars ($500,000.00). In the event the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of the Lender shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition, and the Borrower will hold the proceeds thereof in a separate account for the benefit of the Lender. Following such a sale, the Borrower will transfer such proceeds to the Lender in kind within five (5) Business Days by wire transfer to such bank account of Lender, as Lender may, in its discretion, designate to Borrower for such purpose.

         7.11 No Limitation on Lender's Rights. The Borrower will not enter into any contractual obligations which may restrict or inhibit the Lender's rights or ability to sell or otherwise dispose of the Collateral or any part thereof.

         7.12 Protection of Collateral. The Lender shall have the right at any time to make any payments and do any other acts the Lender may deem necessary to protect its security interests in the Collateral, including, without limitation, the rights to satisfy, purchase, contest or compromise any encumbrance, charge or lien which, in the reasonable judgment of the Lender, appears to be prior to or superior to the security interests granted hereunder, and appear in and defend any action or proceeding purporting to affect its security interests in, or the value of, any of the Collateral. The Borrower hereby agrees to reimburse the Lender for all payments made and expenses incurred under this Agreement including the reasonable fees, expenses and disbursements of attorneys and paralegals (including the allocated costs of in-house counsel) acting for the Lender, including any of the foregoing payments under, or acts taken to protect its security interests in, any of the Collateral, which amounts shall be secured under this Agreement, and agrees it shall be bound by any payment made or act taken by the Lender hereunder absent the Lender's gross negligence or willful misconduct. The Lender shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

         7.13 Delivery of Items. The Borrower will promptly (but in no event later than ten Business Days) after its receipt thereof, deliver to the Lender any documents or certificates of title issued with respect to any property included in the Collateral, and any promissory notes, letters of credit or instruments related to or otherwise in connection with any property included in the Collateral, which in any such case come into the possession of the Borrower, or shall cause the issuer thereof to deliver any of the same directly to the Lender, in each case with any necessary endorsements in favor of the Lender.

         7.14 Merger, Consolidation and other Fundamental Changes. Without the prior written consent of the Lender, not to be unreasonably withheld, and subject to the potential restructure described in Exhibit C hereto, neither the Borrower nor any Guarantor shall merge or consolidate with or into any other Person, or amend or modify its name, capital structure, status or existence, or sell or otherwise dispose of all or substantially all of its assets. Upon Restructure, Borrower and Guarantor agree to the execution of formal assumption documents and other requirements of Lender as follows: (a) assumption agreement; (b) guaranty agreements from the limited liability companies; (c) amendments to the Notes to correct the Borrower's name; (d) amendments to the Guaranties correcting the entity names and ratifying the Guaranties; (e) appropriate amendments to UCC-1 financing statements and/or new UCC-1 financing statements with correct entity names; (f) confirmation that no assets have been transferred from Guarantors to non-guarantors, and (g) a supplemental opinion from Borrower's counsel as to merger, due authorization of assumption and related amendment documents and continuing enforceability of Loan Documents (subject to the assumptions and exceptions contained in the opinion of Borrower's counsel delivered in connection with this Agreement), all of the foregoing in form and substance satisfactory to Lender. Notwithstanding the foregoing and provided both immediately before and after giving effect to the merger or consolidation, no Event of Default or an event which with the passage of time or notice or both would be an Event of Default has occurred and is continuing, (i) any Guarantor, with notice to Lender, may merge with Borrower and/or another Guarantor, and
(ii) the Borrower or any Guarantor, with notice to Lender, may merge or consolidate with any other Person as long as the Borrower or any Guarantor is the surviving entity.

         7.15 Indebtedness. Borrower and each Guarantor shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist any debt obligations, including capitalized lease obligations, excluding, however, unsecured trade debt; a line of credit secured solely by the Borrower's or Guarantors' accounts receivable, which Lender acknowledges may also be unconditionally guaranteed by Patterson Energy, Inc.; and the Obligations hereunder.

         7.16 Loans, Investments, Guarantees, Etc. Borrower and each Guarantor shall not directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the capital stock or indebtedness or all or a substantial part of the assets or property of any Person, or guarantee, assume endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person or form or acquire any subsidiaries or agree to do any of the foregoing, except, however, as otherwise provided in this Agreement or in the normal course of business.

         7.17 Dividends and Redemptions. Borrower and each Guarantor shall not make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its capital stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its capital stock other than such dividends, payments or other distributions to the extent payable solely in shares of the capital stock of Borrower or Guarantors, except, the redemption of 300,000 shares of common stock of Borrower paid to Padre Industries and callable by Padre Industries at $5.50 per share.

         7.18 Financial Statements. Until the payment and satisfaction in full of all Obligations, the Borrower shall deliver to the Lender the following financial information:

                  (a) Annual Financial Statements. As soon as available, but not later than 120 days after the end of each Fiscal Year of the Borrower and its consolidated Affiliates, the consolidated balance sheet, income statement and statements of cash flows and shareholders equity for the Borrower and its consolidated Affiliates (the "Financial Statements") for such year, reported on by independent certified public accountants without an adverse qualification and in accordance with GAAP; and

                  (b) Quarterly Financial Statements. As soon as available, but not later than 60 days after the end of each of the first three fiscal quarters in any Fiscal Year of the Borrower and its consolidated Affiliates, the Financial Statements for such fiscal quarter, together with a certification duly executed by a responsible officer of the Borrower that such Financial Statements have been prepared in accordance with GAAP and are fairly stated in all material respects (subject to normal year-end audit adjustments).

                  (c) Monthly Financial Statements. As soon as available, but not later than 30 days after the end of each month, the Financial Statements for such month, together with a certification duly executed by a responsible officer of the Borrower that such Financial Statements have been prepared in accordance with GAAP and are fairly stated in all material respects (subject to normal year-end audit adjustments).

         7.19 Financial Covenants. Borrower and each Guarantor shall furnish, within 120 days of the end of each Fiscal Year, a Compliance Certificate acceptable to Lender certified by Borrower's and Guarantor's chief financial officer, as to the compliance in accordance with its most recent SEC filing, with the following financial covenants:

                  (a) Borrower and Guarantors, on a combined basis, shall maintain Fixed Charge Coverage of not less than 1.20 to 1, determined on a quarterly basis. The measurement period shall commence with January 1, 2000 and shall be on a cumulative basis until December 31, 2000. Thereafter, the covenant test shall be measured on a rolling two
         (2) historical quarter basis.

                  (b) Borrower's and Guarantors' combined minimum Tangible Net Worth at the end of each Fiscal Year shall be not less than Eighty Million Dollars ($80,000,000).

                  (c) Borrower's and Guarantors' combined ratio of Total Liabilities to Tangible Net Worth at the end of each Fiscal Year shall be not more than 3.0 to 1.

         SECTION 8. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                  (a) failure of the Borrower to pay any principal or interest payment hereunder within five (5) Business Days of their respective due dates, whether at stated maturity, by acceleration, or otherwise;

                  (b) failure of Borrower or any Guarantor to pay any other payment Obligations due hereunder or to perform, comply with or observe any term, covenant or agreement applicable to it contained in any of the Loan Documents within fifteen (15) Business Days of its receipt of written notice or demand from Lender;

                  (c) any representation or warranty made or deemed made by the Borrower or any Guarantor hereunder, under or in connection with the Financial Statements, under any other Loan Document or under any other agreement between the Borrower and any Guarantor and the Lender, or under any document, instrument or certificate executed by the Borrower or any Guarantor in favor of the Lender, shall prove to have been false or incorrect in any material respect when made;

                  (d) any material provision of any Loan Document to which the Borrower or any Guarantor is a party shall for any reason cease to be valid and binding on such Borrower or Guarantor, or the Borrower or any Guarantor shall so assert in writing;

                  (e) dissolution, liquidation, winding up or cessation of any of the Loan Parties' business other than by way of merger or consolidation permitted under this Agreement, or the failure of any of the Loan Parties to pay its debts as they mature; or the admission in writing by any of the Loan Parties of its inability to pay its debts as they mature; or the calling of a meeting of any of the Loan Parties' creditors for purposes of compromising any of the Loan Parties' debts;

                  (f) the commencement by or against any of the Loan Parties of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law and, in the case of any such involuntary proceeding, such proceeding remains undismissed or unstayed for forty-five (45) days following the commencement thereof, or any action by any of the Loan Parties is taken authorizing any such proceedings;

                  (g) the Loan Parties, on a combined basis, suffer or sustain a Material Adverse Change;

                  (h) an assignment for the benefit of creditors is made by any of the Loan Parties, whether voluntary or involuntary, or any of the Loan Parties consents to the appointment of a trustee or receiver, or if a trustee or receiver is appointed for any of the Loan Parties or for a substantial part of its property;

                  (i) any of the Loan Parties shall (A) default in the payment of principal of or interest on any indebtedness for borrowed money in an aggregate principal amount exceeding $250,000.00 beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or (B) default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity;

                  (j) any material Federal tax lien is filed of record against any of the Loan Parties and is not bonded or discharged within five Business Days;

                  (k) any judgment in excess of $250,000.00 shall be rendered against any of the Loan Parties which shall not be stayed, vacated, bonded or discharged within sixty days;

                  (l) any material covenant, agreement or obligation of any of the Loan Parties contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; or any liens granted on any material item or, collectively, items of the Collateral shall be determined to be void, voidable or invalid, are subordinated or are not given the priority contemplated by this Agreement;

                  (m) this Agreement shall for any reason (other than pursuant to the terms hereof) cease to create a valid and perfected first priority lien on the Collateral purported to be covered hereby; or

                  (n) there is a change in the ownership of any equity interests of the Borrower; or the ownership of any equity interests of the Loan Parties becomes subject to any contractual, judicial or statutory lien, charge, security interest or encumbrance.

         SECTION 9. REMEDIES. If any Event of Default shall have occurred and be continuing:

                  (a) the Lender may, without prejudice to any of its other rights under any Loan Document or applicable law, declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 8(f) hereof, in which case all Obligations shall automatically become immediately due and payable without necessity of any declaration) without presentment, representation, demand of payment or protest, which are hereby expressly waived;

                  (b) the Lender may take possession of the Collateral and, for that purpose may enter, with the aid and assistance of any person or persons, any premises where the Collateral or any part hereof is, or may be placed, and remove the same;

                  (c) the obligation of the Lender, if any, to give additional (or to continue) financial accommodations of any kind to the Borrower shall immediately terminate;

                  (d) the Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein (or in any Loan Document) or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (the "Code") whether or not the Code applies to the affected Collateral and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

                  (e) all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, or then or at any time thereafter applied in whole or in part by the Lender against, all or any part of the Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after the full and final payment of all the Obligations shall be paid over to the Borrower or to such other Person to which the Lender may be required under applicable law, or directed by a court of competent jurisdiction, to make payment of such surplus.

         SECTION 10. TERM

         10.1 Expiration Date. This Agreement and the other Loan Documents shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date of expiration of the Loan Term.

         10.2 Obligations Due. Upon the effective date of termination, either by expiration of the term, acceleration, or otherwise, Borrower shall pay Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender form loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer to such bank account of Lender, as Lender may, in its discretion, designate to Borrower for such purpose. Interest shall be due until and include the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon Central Standard Time.

         10.3 No Relief from Duties. No termination of this Agreement or the other Loan Documents shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Loan Documents until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Loan Documents and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

         10.4 Early Payment. If for any reason, voluntarily or involuntarily, this Agreement is terminated prior to the end of six years from the date of this Agreement, or the principal amounts owing hereunder are otherwise paid before they are due, then in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination or early payment, an early payment fee in the amount set forth below if such termination or early payment is effective in the period indicated:

                                  Amount                                    Period
                                  ------                                    ------
                 (i)   0.5% of first $40,000,000 of                      Entire term
                       principal amount owing

                 (ii)  5.0% of principal balance above      From the date hereof to and including
                       $40,000,000                          eighteenth (18th) month hereafter

                 (iii) 2.0% of the principal balance        From the nineteenth (19th) month from
                       above $40,000,000                    the date hereof to and including the
                                                            thirtieth (30th) month hereafter

                 (iv)  1.0% of the principal balance        From the thirty first (31st) month
                       above $40,000,000                    from the date hereof to the end of
                                                            the Loan Term.

Such early payment fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination or early payment and Borrower agrees that it is reasonable under the circumstances currently existing.

         SECTION 11. MISCELLANEOUS PROVISIONS.

         11.1 Notices. Except as otherwise provided herein, all notices, approvals, consents, correspondence or other communications required or desired to be given hereunder shall be given in writing and shall be delivered by overnight courier, hand delivery or certified or registered mail, postage prepaid, if to the Lender, then to 5080 Spectrum Drive, Suite 1100 West, Dallas, Texas 75248, Attention: Division Operations Manager, with a copy to the Lender at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018, Attention: Legal Department or such other address as shall be designated by the Lender to the Borrower. All such notices and correspondence shall be effective when received.

         11.2 Headings. The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

         11.3 Assignments and Participation. The Borrower shall not have the right to assign the Notes or this Agreement or any interest therein, provided, however, this provision shall not apply to any merger or consolidation authorized in Paragraph 7.14 of this Agreement. The Lender may assign its rights and delegate its obligations under the Notes or this Agreement, or may resell (through syndication, assignment, participation or placements), provided Lender agrees with Borrower that any such resale would be made in material compliance with applicable state and federal securities laws, an interest in the Notes, this Agreement, the Loan Documents and/or the Collateral. Borrower agrees to confirm in writing receipt of any such notice of assignment, syndication, participation or placements, as may be reasonably requested by Lender or any such assignee or participant. Borrower hereby agrees that any assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation. Borrower will provide reasonable assistance to Lender, at Lender's expense, in whatever manner necessary in order to permit Lender to complete any resale, syndication, assignment, participation or placement of the transaction contemplated by this Agreement, including the execution and delivery of such other documents, instruments, notices, opinions, certificates and acknowledgements, as reasonably may be required by Lender or any Assignee.

         11.4 Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Agreement and any other Loan Document and any consent to any departure by the Borrower from any provision of this Agreement or other Loan Document shall be effective only by a writing signed by the Lender and shall bind and benefit the Borrower and the Lender and their respective successors and assigns, subject, in the case of the Borrower, to the first sentence of Section 11.3.

         11.5 Interpretation of Agreement. Time is of the essence in each provision of this Agreement of which time is an element. To the extent a term or provision of this Agreement conflicts with the Note and is not dealt with herein with more specificity, this Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant in determining the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

         11.6 Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full of the Obligations, (ii) be binding upon the Borrower and its successors and assigns and (iii) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns.

         11.7 Reinstatement. To the extent permitted by law, this Agreement and the rights and powers granted to the Lender hereunder and under the Loan Documents shall continue to be effective or be reinstated if at any time any amount received by the Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Borrower or any substantial part of its assets, or otherwise, all as though such payments had not been made.

         11.8 Survival of Provisions. All representations, warranties and covenants of the Borrower contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Borrower of the Obligations secured hereby.

         11.9 Indemnification. The Borrower agrees to indemnify and hold harmless the Lender and its directors, officers, agents, employees and counsel from and against any and all costs, expenses, claims, or liability incurred by the Lender or such Person hereunder and under any other Loan Document or in connection herewith or therewith, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Lender or such Person.

         11.10 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         11.11 Delays; Partial Exercise of Remedies. No delay or omission of the Lender to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

         11.12 WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         11.13 Entire Agreement. The Borrower and the Lender agree that this Agreement and the other Loan Documents related thereto are the complete and exclusive statement and agreement between the parties with respect to the subject matter hereof, superseding all proposals and prior agreements, oral or written, and all other communications between the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the undersigned Borrower and each Guarantor has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first set forth above.

LENDER:                                   BORROWER:

TRANSAMERICA EQUIPMENT                    PATTERSON DRILLING COMPANY
FINANCIAL SERVICES CORPORATION


By: /s/ RANDY SHUMATE                        By: /s/ CLOYCE A. TALBOTT
   ----------------------------------        ----------------------------------
Printed Name: Randy Shumate               Printed Name: Cloyce A. Talbott
             ------------------------                  ------------------------
Title: Senior Vice President              Title: CEO
      -------------------------------           -------------------------------

                                          GUARANTORS:

                                          PATTERSON ENERGY, INC.


                                          By: /s/ CLOYCE A. TALBOTT
                                             ----------------------------------
                                          Printed Name: Cloyce A. Talbott
                                                       ------------------------
                                          Title: CEO
                                                -------------------------------


                                          LONE STAR MUD, INC.


                                          By: /s/ CLOYCE A. TALBOTT
                                             ----------------------------------
                                          Printed Name: Cloyce A. Talbott
                                                       ------------------------
                                          Title: CEO
                                                -------------------------------